EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Tanger Factory Outlet Centers, Inc. on Form S-8 (File No. 33-80450), Forms S-3 (File Nos. 33-99736, 333-3526 and 333-39365) of our report dated June 30, 1998, on our audit of the Statement of Revenues and Certain Operating Expenses of Sanibel Factory Stores for the year ended December 31, 1997, which report is included in this Current Report on Form 8-K.



                                          PricewaterhouseCoopers LLP

Greensboro, North Carolina
July 31, 1998